Ex-99.77Q.3
                       Deutsche Investors Portfolios Trust

                          INVESTMENT ADVISORY AGREEMENT

         Agreement, made as of September 5, 2002, between DEUTSCHE INVESTORS PORTFOLIOS TRUST, a trust organized under New York law (the `Trust'), and DEUTSCHE ASSET MANAGEMENT, INC., a Delaware corporation (the `Investment Advisor'), registered as an investment advisor under the Investment Advisers Act of 1940 (the `Advisers Act').

                              W I T N E S S E T H:

         WHEREAS, the Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the `1940 Act'), and consists on the date hereof of the sub-trusts listed on Schedule A to this Agreement (each such sub-trust, together with each other sub-trust of the Trust hereafter established by the Board of Trustees of the Trust (the `Board of Trustees') and made subject to this Agreement in accordance with Section 13 hereof, individually a `Portfolio' and, collectively, the `Portfolios'); and

         WHEREAS, the Board of Trustees desires to retain the Investment Advisor to render various investment management services to the Portfolio, and the Investment Advisor is willing to render such services;

         NOW, THEREFORE, in consideration of the premises and mutual promises hereinafter set forth, the parties hereto agree as follows:

         1. The Trust hereby appoints the Investment Advisor to act as investment manager to each of the Portfolios for the period and the terms set forth in this Agreement, with the understanding that it may appoint an advisor to perform certain services relating to the management of the investment operations of the Portfolios as set forth in Section 4. The Investment Advisor accepts such appointment and agrees to render or provide the services herein set forth, for the compensation herein provided as set forth in Schedule A.

         2. The activities of the Investment Advisor or any advisor appointed hereunder shall at all times be subject to the supervision of the Board of Trustees.

         3. The Investment Advisor shall manage, or appoint an advisor to manage, the investment operations of the Portfolios and the composition of each Portfolio's holdings of securities and investments, including cash, the purchase, retention and disposition thereof and agreements relating thereto, in accordance with such Portfolio's investment objectives and policies as stated in the Registration Statement (as defined in paragraph 6(d) of this Agreement). The Investment Advisor, or in case it appoints an advisor, such advisor, shall perform such services (the person performing such services being referred to herein as the `Sub-Advisor') subject to the following understandings:

         (a) The Sub-Advisor in the performance of its duties and obligations under this Agreement, shall act in conformity with the Declaration of Trust and By-Laws of the Trust and the Registration Statement and with the instructions and directions of the Board of Trustees, and will conform to and comply with the requirements of the 1940 Act and all other applicable federal and state laws and regulations;

         (b) the Sub-Advisor shall use the same skill and care in the management of each Portfolio's investments as it uses in the administration of other accounts for which it has investment responsibility as agent;

         (c) the Sub-Advisor shall determine the securities or other investments to be purchased, sold or lent by each Portfolio and as agent for each Portfolio will effect portfolio transactions pursuant to its determinations either directly with the issuer or with any broker and/or dealer in such securities, including a broker affiliated with the Sub-Advisor; in placing orders with brokers and/or dealers the Sub-Advisor intends to seek best price and execution for purchases and sales; the Sub-Advisor shall also determine whether or not a Portfolio shall enter into repurchase or reverse repurchase agreements;

                  On occasions when the Sub-Advisor deems the purchase or sale of a security or other investment to be in the best interest of a Portfolio as well as other customers of the Sub-Advisor, the Sub-Advisor may, to the extent permitted by applicable laws and regulations, but shall not be obligated to, aggregate the securities to be so sold or purchased on behalf of such Portfolio and such other customer of the Sub-Advisor in order to obtain best execution, including lower brokerage commissions, if applicable. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Sub-Advisor in the manner it considers to be the most equitable and consistent with its fiduciary obligations to a Portfolio;

         (d) the Sub-Advisor shall maintain a set of books and records with respect to each Portfolio's securities and other investment transactions as required by the Advisers Act and other applicable laws and regulations and shall render to the Board of Trustees such periodic and special reports as the Board of Trustees may reasonably request; and

         (e) the services of the Sub-Advisor to the Trust under this Agreement are not to be deemed exclusive, and the Sub-Advisor shall be free to render similar services to others.

         4. The Investment Advisor is authorized to appoint an unaffiliated investment advisor to carry out the aforementioned investment operations of each Portfolio, as Sub-Advisor, on the above terms pursuant to an investment advisory contract conforming to the requirements of the 1940 Act and subject to approval of the Board of Trustees and the holders of beneficial interests in the Trust as required by the 1940 Act. Any such investment advisory contract shall provide that the Sub-Advisor is not authorized to make any business, operational or management decisions on behalf of the Trust or any Portfolio other than with respect to the investment operations and composition of a Portfolio's holdings of securities and other investments as set forth herein. The compensation of any such Sub-Advisor will be paid by the Investment Advisor.

         Subject to the prior approval of a majority of the members of the Board of Trustees, including a majority of the Trustees who are not `interested persons,' as defined in the 1940 Act, the Investment Advisor may, through a sub-advisory agreement or other arrangement, delegate to any other company that the Investment Advisor controls, is controlled by, or is under common control with, or to specified employees of any such companies, or to more than one such company, to the extent permitted by applicable law, certain of the Investment Advisor's duties enumerated in Section 3 hereof, and may adjust the duties of such entity, the portion of portfolio assets of the Portfolio that such entity shall manage and the fees to be paid to such entity, subject to the prior approval of the members of the Board of Trustees who are not `interested persons,' as defined in the 1940 Act; provided, that the Investment Advisor shall continue to supervise the services provided by such company or employees and any such delegation shall not relieve the Investment Advisor of any of its obligations hereunder.

         The Investment Advisor may, but shall not be under any duty to, perform services on behalf of any Portfolio which are not required by this Agreement upon the request of the Board of Trustees. Such services will be performed on behalf of such Portfolio and the Investment Advisor's charge in rendering such services may be billed monthly to the Trust, subject to examination by the

Trust's independent accountants. Payment or assumption by the Investment Advisor of any Trust expense that the Investment Advisor is not required to pay or assume under this Agreement shall not relieve the Investment Advisor of any of its obligations to such Portfolio nor obligate the Investment Advisor to pay or assume any similar Portfolio's expenses on any subsequent occasions.

         5. The Investment Advisor shall also provide certain supervisory and administrative services to the Trust, including:

         (a) negotiating, maintaining, evaluating and coordinating contractual arrangements with third-party service providers, including, but not limited to, administrators, custodians, transfer agents, fund accounting agents, independent accountants, attorneys, printers and insurers;

         (b) assisting the various third-party service providers retained by or for the Trust by, among other things, providing any information to such service providers as the Board of Trustees deem appropriate, including information concerning Portfolio performance and administration;

         (c) reviewing agendas for and minutes of meetings of the Board of Trustees and committees of the Board of Trustees; and preparing such supporting documents for such meetings as the Board of Trustees may request the Investment Advisor to prepare;

         (d) arranging, if desired by the Trust, for directors, officers or employees of the Investment Advisor to serve as Trustees, officers or agents of the Trust if duly elected or appointed to such positions and subject to their individual consent and to any limitations imposed by law; and

         (e) reviewing all registration statements, amendments thereto and other documents as may be required for compliance by the Trust and each Portfolio with all applicable laws and regulations and preparing such portions thereof as the Board of Trustees may request the Investment Advisor to prepare.

         Notwithstanding the foregoing, the Investment Advisor shall not be deemed to have assumed any duties under this Agreement with respect to, and shall not be responsible for, functions specifically assumed by any administrator, fund accounting agent, custodian, private placement agent or transfer agent of the Trust. As to any of the services contemplated by this
Section 5 to be provided by the Investment Advisor, it may instead retain a third party to perform those services on its behalf and expense, subject to its supervision of such third party.

         6. The Trust has delivered copies of each of the following documents to the Investment Advisor and will promptly notify and deliver to it all future amendments and supplements, if any:

         (a) Declaration of Trust of the Trust (such Declaration of Trust, as presently in effect and as amended from time to time, is herein called the `Declaration of Trust');

         (b) By-Laws of the Trust (such By-Laws, as presently in effect and as amended from time to time, are herein called the `By-Laws');

         (c) Certified resolutions of the Board of Trustees authorizing the appointment of the Investment Advisor and approving the form of this Agreement;

         (d) The Trust's Notification of Registration on Form N-8A under the 1940 Act, its Registration Statement on Form N-1A under the 1940 Act (File No. 811-8375) and the Registration Statement on Form N-1A of Deutsche Investors Funds, Inc. (File No. 333-07008) under the Securities Act of 1933, as amended, and the 1940 Act, as filed with the Securities and Exchange Commission (the `Commission') on May 23, 1997, including all amendments thereto (together with the Registration Statement of the Trust, the `Registration Statement').

         7. The Sub-Advisor shall keep the books and records required to be maintained by it pursuant to paragraph 3(e). The Investment Advisor agrees that all records which it maintains for the Trust are the property of the Trust and it will promptly surrender any of such records to the Trust upon request. The Sub-Advisor further agrees to preserve for the periods prescribed by Rule 3la-2 of the Commission under the 1940 Act any such records as are required to be maintained by the Sub-Advisor with respect to the Portfolios by Rule 31a-2 of the Commission under the 1940 Act.

         8. During the term of this Agreement the Investment Advisor will pay all expenses, including personnel costs and overhead, incurred by it in connection with the performance of its obligations under this Agreement other than the cost of securities and investments purchased for each Portfolio (including taxes and brokerage commissions, if any) and extraordinary expenses and shall pay the salaries of Trustees and officers of the Trust who are affiliated persons (as defined in the 1940 Act) of the Investment Advisor. The Investment Advisor shall not be required to pay expenses of any activity which is intended primarily to result in sales of shares of the Portfolios.

         9. For the services provided and the expenses borne pursuant to this Agreement, each Portfolio will pay to the Investment Advisor as full compensation therefor, a fee, computed daily and paid monthly in arrears, at an annual rate equal to the percentage of the average daily net assets of such Portfolio specified in Schedule A hereto.

         10. The Investment Advisor shall not be liable for any error of judgment or mistake of law or for any loss or expense suffered by the Trust or any Portfolio in connection with the matters to which this Agreement relates, except a loss or expense resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

         11. This Agreement shall continue in effect until the date two years after its execution and shall continue in effect from year to year thereafter with respect to each Portfolio if such continuance is specifically approved at least annually in conformity with the requirements of the 1940 Act; provided, however, that this Agreement may be terminated by the Trust in its entirety or with respect to any Portfolio, at any time, without the payment of any penalty, by vote of a majority of the Board of Trustees or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Trust or such Portfolio, as the case may be, on 60 days' written notice to the Investment Advisor, or by the Investment Advisor at any time, without the payment of any penalty, on 60 days' written notice to the Trust. This Agreement will automatically and immediately terminate in the event of its assignment (as defined in the 1940 Act).

         12. The Investment Advisor shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Board of Trustees from time to time, have no authority to act for or represent the Trust or any Portfolio in any way or otherwise be deemed an agent of the Trust or any Portfolio.

         13. This Agreement may be amended by mutual consent, but the consent of the Trust must be approved (a) by vote of a majority of those Trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such amendment, and (b) by vote of a majority of the outstanding voting securities of the Trust or, in the case of an amendment to this Agreement affecting only one or several Portfolios, a majority of the outstanding voting securities of each such Portfolio. In the event that the Board of Trustees establish one or more additional sub-trusts with respect to which they wish to retain the Investment Advisor to act as investment manager, the Trust and the Investment Advisor may amend Schedule A hereto to add each such sub-trust and specify the fee payable to the Investment Advisor in respect thereof, in which event such sub-trust shall become subject to the provisions of this Agreement and be deemed a `Portfolio' hereunder to the same extent as the existing Portfolios, except to the extent that such provisions may be modified with respect to any additional Portfolio in writing by the Trust and the Investment Advisor at the time of the addition of the Portfolio.

         14. Notices of any kind to be given to the Investment Advisor by the Trust shall be in writing and shall be duly given if mailed or delivered to the Investment Advisor at 280 Park Avenue, New York, New York 10017, Attention:
President, or at such other address or to such other individual as shall be specified by the Investment Advisor to the Trust. Notices of any kind to be given to the Trust by the Investment Advisor shall be in writing and shall be duly given if mailed or delivered to the Trust at Cardinal Avenue, Grand Cayman, Cayman Islands, BWI or at such other address or to such other individual as shall be specified by the Trust to the Investment Advisor.

         15. The Board of Trustees have authorized the execution of this Agreement in their capacity as Trustees and not individually and the Investment Advisor agrees that neither the holders of interests in the Trust nor the Trustees nor any officer, employee, representative or agent of the Trust shall be personally liable upon, or shall resort be had to their private property for the satisfaction of, obligations given, executed or delivered on behalf of or by the Trust or any Portfolio, that the interest holders of the Portfolios and the trustees, officers, employees, representatives and agents of the Trust shall not be personally liable hereunder, and that the Investment Advisor shall look solely to the property of the Trust for the satisfaction of any claim hereunder.

         16. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original.

         17. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

                  IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the date first set forth above.



                               DEUTSCHE INVESTORS PORTFOLIOS TRUST

                               By:      /s/ Bruce A. Rosenblum
                                        ----------------------------------------

                               Name:    Bruce A. Rosenblum
                                        ----------------------------------------

                               Title:   Assistant Secretary
                                        ----------------------------------------



                               DEUTSCHE ASSET MANAGEMENT, INC.

                               By:      /s/ Daniel O. Hirsch
                                        ----------------------------------------

                               Name:    Daniel O. Hirsch
                                        ----------------------------------------

                               Title:   Vice President
                                        ----------------------------------------

                                   Schedule A

                                                  Fee (annualized % of average
             Portfolio                                  daily net assets)
             ---------                                  -----------------

             Japanese Equity Portfolio                        0.85%

                       Deutsche Investors Portfolios Trust

                             SUB-ADVISORY AGREEMENT

         Agreement made as of September 5, 2002, between DEUTSCHE ASSET MANAGEMENT, INC., a Delaware corporation (the `Investment Advisor') and DEUTSCHE ASSET MANAGEMENT (JAPAN) LIMITED, a company organized under the laws of Japan (hereinafter called the `Sub-Advisor').

                              W I T N E S S E T H:

         WHEREAS, the Investment Advisor has entered into an Investment Management Agreement dated as of September 5, 2002 (the `Investment Advisory Agreement') with the Deutsche Investors Portfolios Trust, an open-end management investment company registered under the Investment Company Act of 1940, as amended (the `1940 Act') and organized as a trust under the laws of the State of New York (the `Trust') on behalf of one sub-trust named herein (such sub-trust, together with each sub-trust hereafter established by the Board of Trustees of the Trust (the `Board of Trustees') and made subject to this Agreement in accordance with Section 11 hereof, individually a `Portfolio' and collectively, the `Portfolios'), pursuant to which the Investment Advisor will act as investment advisor to the sub-trusts named in the Investment Advisory Agreement;

         WHEREAS, the Investment Advisory Agreement contemplates that the Investment Advisor may appoint a sub-advisor to perform certain services relating to the management of the investment operations of the sub-trusts of the Trust, and the Sub-Advisor is willing to render such investment advisory services to the respective Portfolios designated herein; and

         WHEREAS, the Sub-Advisor is registered as an investment advisor under the Investment Advisers Act of 1940.

         NOW, THEREFORE, in consideration of the premises and mutual promises hereinafter set forth, the parties hereto agree as follows:

         1. The Investment Advisor hereby appoints the Sub-Advisor to act as sub-advisor to the Portfolios set forth under its name on Schedule A and for the period and on the terms set forth in this Agreement. The Sub-Advisor accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

         2. Subject to the general supervision of the Board of Trustees and the Investment Advisor, the Sub-Advisor shall manage the investment operations of each Portfolio and the composition of each Portfolio's holdings of securities and other investments, including cash, the purchase, retention and disposition thereof and agreements relating thereto, in accordance with such Portfolio's investment objective and policies as stated in the Registration Statement (as defined in paragraph 3(d) of this Agreement) and subject to the following understandings:

         (a) The Sub-Advisor, in the performance of its duties and obligations under this Agreement, shall act in conformity with the Declaration of Trust and By-Laws of the Trust and the Registration Statement and with the instructions and directions of the Board of Trustees, and will conform to and comply with the requirements of the 1940 Act and all other applicable federal and state laws and regulations;

         (b) the Sub-Advisor shall use the same skill and care in the management of each Portfolio's investments as it uses in the administration of other accounts for which it has investment responsibility as agent;

         (c) the Sub-Advisor shall determine the securities or other investments to be purchased, sold or lent by the Portfolio and as agent for each Portfolio will effect portfolio transactions pursuant to its determinations either directly with the issuer or with any broker and/or dealer in such securities, including a broker affiliated with the Sub-Advisor; in placing orders with brokers and/or dealers the Sub-Advisor intends to seek best price and execution for purchases and sales; the Sub-Advisor shall also determine whether or not a Portfolio shall enter into repurchase or reverse repurchase agreements;

         On occasions when the Sub-Advisor deems the purchase or sale of a security or other investment to be in the best interest of a Portfolio as well as other customers of the Sub-Advisor, the Sub-Advisor may, to the extent permitted by applicable laws and regulations, but shall not be obligated to, aggregate the securities to be so sold or purchased on behalf of such Portfolio and such other customer of the Sub-Advisor in order to obtain best execution, including lower brokerage commissions, if applicable. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Sub-Advisor in the manner it considers to be the most equitable and consistent with its fiduciary obligations to a Portfolio;

         (d) the Sub-Advisor shall maintain a set of books and records with respect to each Portfolio's securities transactions as required by the Advisers Act and other applicable laws and regulations and shall render to the Board of Trustees such periodic and special reports as the Board of Trustees may reasonably request; and

         (e) the services of the Sub-Advisor to the Trust under this Agreement are not to be deemed exclusive, and the Sub-Advisor shall be free to render similar services to others.

         Notwithstanding the foregoing, the Sub-Advisor is not authorized, and shall not be deemed to have assumed any duties under this Agreement, to make any business, operational or management decisions on behalf of the Trust or any Portfolio other than with respect to the investment operations and composition of a Portfolio's holdings of securities and other investments as set forth herein.

         3. The Investment Advisor has delivered copies of each of the following documents to the Sub-Advisor and will promptly notify and deliver to it all future amendments and supplements, if any:

         (a) Declaration of Trust of the Trust (such Declaration of Trust, as presently in effect and as amended from time to time, is herein called the `Declaration of Trust');

         (b) By-Laws of the Trust (such By-Laws, as presently in effect and as amended from time to time, are herein called the `By-Laws');

         (c) Certified resolutions of the Board of Trustees authorizing the appointment of the Investment Advisor and approving the form of this Agreement;

         (d) The Trust's Notification of Registration on Form N-8A under the 1940 Act, its Registration Statement on Form N-1A under the 1940 Act (File No. 811-8375) and the Registration Statement on Form N-lA of Deutsche Investors Funds, Inc. (File No. 333-07008) under the Securities Act of 1933, as amended, and the 1940 Act, as filed with the Securities and Exchange Commission (the `Commission') on May 23, 1997, including all amendments thereto (together with the Registration Statement of the Trust, the `Registration Statement').

         4. The Sub-Advisor shall keep the books and records required to be maintained by it pursuant to paragraph 2(e) of this Agreement. The Sub-Advisor agrees that all records that it maintains for the Trust are the property of the Trust and it will promptly surrender any of such records to the Trust or to the Investment Advisor upon request. The Sub-Advisor further agrees to preserve for the periods prescribed by Rule 31a-2 of the Commission under the 1940 Act any such records as are required to be maintained by the Investment Advisor with respect to the Portfolios by Rule 31a-2 of the Commission under the 1940 Act.

         5. During the term of this Agreement, the Sub-Advisor will pay all expenses, including personnel costs and overhead, incurred by it in connection with its activities under this Agreement, other than the cost of securities and investments purchased or sold for the Portfolios (including taxes and brokerage commissions, if any) and extraordinary expenses.

         6. The Investment Advisor shall continue to have responsibility for all services to be provided to the Portfolios pursuant to the Investment Advisory Agreement and shall oversee and review the Sub-Advisor's performance of its duties under this Agreement.

         7. For the services provided and the expenses borne pursuant to this Agreement, the Investment Advisor will pay to the Sub-Advisor, as full compensation therefor, a fee, calculated daily and payable monthly in arrears, at an annual rate equal to the percentage of the average daily net assets of each Portfolio specified in Schedule A hereto.

         Subject to the provisions of this Agreement, the duties of the Sub-Advisor, the portion of Portfolio assets that such Sub-Advisor shall manage and the fees to be paid to the Sub-Advisor by the Investment Advisor under and pursuant to this Agreement or other arrangement entered into in accordance with this Agreement may be adjusted from time to time by the Investment Advisor , subject to the prior approval of the members of the Board of Trustees who are not `interested persons', as defined in the 1940 Act.

         8. The Sub-Advisor shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Investment Advisor, the Trust or any Portfolio in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

         9. This Agreement shall continue in effect until the date two years after the date of its execution and shall continue in effect from year to year thereafter with respect to each Portfolio if such continuance is specifically approved at least annually in conformity with the requirements of the 1940 Act; provided, however, that this Agreement may be terminated with respect to the Trust in its entirety or with respect to any Portfolio, at any time, without the payment of any penalty, (a) by the Investment Advisor, or (b) by the Trust, by vote of a majority of all the Board of Trustees or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Trust or such Portfolio, as the case may be, in each case on 60 days' written notice to the Sub-Advisor, or by the Sub-Advisor with respect to its respective Portfolios, at any time, without the payment of any penalty, on 60 days' written notice to the Investment Advisor and to the Trust. This Agreement will automatically and immediately terminate in the event of its `assignment' (as defined in the 1940
Act) or upon termination of the Investment Advisory Agreement.

         10. The Sub-Advisor shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Board of Trustees and the

Investment Advisor from time to time, have no authority to act for or represent the Trust or any Portfolio in any way or otherwise be deemed an agent of the Trust or any Portfolio.

         11. This Agreement may be amended by the mutual consent of the parties. Any such amendment shall also require the consent of the Trust, which must be approved (a) by vote of a majority of those Trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such amendment, and (b) by vote of a majority of the outstanding voting securities of the Trust or, in the case of any such amendment affecting only one or several Portfolios, a majority of the outstanding voting securities of each such Portfolio. In the event that the Board of Trustees establish one or more additional sub-trusts with respect to which they retain the Investment Advisor to act as investment advisor, the Investment Advisor and the Sub-Advisor may amend Schedule A hereto to add each such sub-trust and specify the fee payable to the Sub-Advisor in respect thereof, in which event such sub-trust shall become subject to the provisions of this Agreement and be deemed a `Portfolio' hereunder to the same extent as the existing Portfolios, except to the extent that such provisions may be modified with respect to any additional Portfolio in writing by the Investment Advisor and the Sub-Advisor at the time of the addition of the Portfolio.

         12. Notices of any kind to be given hereunder shall be in writing and shall be duly given if mailed or delivered as follows: (a) to the Sub-Advisor at Sanno Park Tower, 2-11-1, Nagata-Cho, Chiyoda-Ku, Tokyo, Japan 100-6173,
Attention: President, with a copy to the Investment Advisor; (b) to the Investment Advisor at 280 Park Avenue, New York, New York 10017, Attention:
President; (c) to the Trust at Cardinal Avenue, George Town, Grand Cayman, Cayman Islands, BWI; or (d) at such other address or to such other individual as any of the foregoing shall designate by notice to the others.

         13. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original.

         14. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the date set forth above.

                            DEUTSCHE ASSET MANAGEMENT, INC.

                            By: /s/ Daniel O. Hirsch
                                ------------------------------------------------

                            Name: Daniel O. Hirsch
                                  ----------------------------------------------

                            Title: _Vice President
                                    --------------------------------------------



                            DEUTSCHE ASSET MANAGEMENT (JAPAN) LIMITED

                            By: /s/ Isao Sakaguchi
                                ------------------------------------------------

                            Name: Isao Sakaguchi
                                  ----------------------------------------------

                            Title: President & Representative Director



Acknowledged and Confirmed.

DEUTSCHE INVESTORS PORTFOLIOS TRUST

By: /s/ Bruce A. Rosenblum
    ----------------------------------------

Name: Bruce A. Rosenblum
      --------------------------------------

Title:   Assistant Secretary
       ----------------------------------------------

                                   Schedule A

Portfolio                               Fee
--------------------------------------------------------------------------------
                                        (annualized % of average
                                        daily net assets)

Japanese Equity Portfolio               0.60%